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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Intermolecular, Inc:

        We consent to the incorporation by reference in the registration statements (Nos. 333-178154 and 333-180169) on Form S-8 of Intermolecular, Inc. (the Company) of our report dated March 15, 2012, with respect to the consolidated balance sheets of Intermolecular, Inc. and subsidiaries as of December 31, 2011 and December 31, 2010 and the related consolidated statements of operations, redeemable convertible preferred stock and of stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2011, which report appears in the December 31, 2011 annual report on Form 10-K of Intermolecular, Inc.

                                                                                             /s/ KPMG LLP

Santa Clara, California
March 16, 2012

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm